UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

REGI U.S., INC.
(Name of Registrant as Specified In Its Charter)

______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2007.

To the Shareholders of REGI U.S., Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of REGI U.S., Inc. (the “Company”) will be held at The River Club, 11111 Horseshoe Way, Richmond, British Columbia, on May 24, 2007, at 11:00 a.m. for the purpose of considering and voting upon the following matters:

(1) ELECTION OF DIRECTORS. To elect three (3) directors for a term of one year or until their successors have been elected and qualified.

(2) APPROVAL OF AUDITOR. Approval of Smythe Ratcliffe LLP as auditor until the close of the next Annual Meeting.

(3) AMENDMENT OF ARTICLES FOR INCREASE OF AUTHORIZED CAPITAL. To approve an amendment to the articles of incorporation to increase the authorized capital of the Company to 100,000,000 common shares without par value, and that the articles of the Company be altered accordingly.

(4) AMENDMENT OF ARTICLES OF INCORPORATION TO REDUCE VOTE REQUIRED FOR AMENDMENT OF ARTICLES. To approve an amendment to the articles of incorporation to reduce the vote required to approve an amendment to the articles of incorporation.

(5) WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof. These matters are more fully described in the proxy statement accompanying this Notice.

Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company on Form 10-KSB, containing the management discussion and analysis, the consolidated financial statements for the year ended April 30, 2006, and the auditors’ reports on the financial statements.

Only those shareholders of record at the close of business on April 2, 2007 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Your continued interest as a shareholder in the affairs of the Company, its growth and development, is genuinely appreciated by the directors, officers and personnel who serve you.

April 13, 2007

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Robertson
John Robertson, President

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy card and return it in the enclosed postage prepaid envelope.

REGI U.S., INC.
#240-11780 Hammersmith Way
Richmond, British Columbia V7A 5E9
CANADA

PROXY STATEMENT

Information Concerning the Solicitation of Proxies

This Proxy Statement and the accompanying Proxy is furnished to the shareholders of REGI U.S., INC. (the “Company”) in connection with the solicitation of proxies on for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on May 24, 2007, at The River Club, 11111 Horseshoe Way, Richmond, British Columbia, at 11:00 am.(PST). A copy of the Company’s annual report on Form 10-KSB was made available to shareholders electronically via filing on EDGAR on August 14, 2006, and accompanies this Proxy Statement.

We will provide without charge to each person solicited upon the written request of any such person, a copy of our annual report on Form 10-KSB, including the financial statements and the financial statement schedules, required to be filed with the Commission pursuant to Rule 13a-1 under the Act for our most recent fiscal year. Please direct your written request to Jennifer Lorette, Secretary, at #240-11780 Hammersmith Way Richmond, British Columbia, Canada, V7A 5E9. We will furnish any exhibit upon the payment of a specified reasonable fee which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Only stockholders of record on April 2, 2007 are entitled to vote at the Annual Meeting.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company. Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the three nominees listed in this Proxy Statement and FOR the other items listed in the Proxy, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Annual Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held, including the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors.

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or before April 25, 2007.

Record Date and Voting Rights

The record date for determination of Stockholders who are entitled to notice of and to vote at the Annual Meeting is April 2, 2007.

The Company is authorized to issue up to 50,000,000 shares of common stock, without par value. As of April 2, 2007, there were 26,761,208 shares of common stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters submitted for shareholder approval.

BUSINESS OF THE MEETING

There are four (4) matters being presented for consideration by the shareholders at the Annual Meeting, the election of three (3) directors; the approval of Smythe Ratcliffe LLP as auditor of the Company, the increase in authorized capital, and the amendment to the articles of incorporation with respect to the quorum required for shareholder meetings.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 2, 2007, the outstanding Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and each director, naming each, and directors and executive officers as a group. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from such date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from the date are exercised. As of April 2, 2007, there were 26,761,208 common shares issued and outstanding.

Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
John G. Robertson, Chairman of the Board of Directors, President and Director (1) (2) (3) (4) (5) (6)	11,746,286	43.89%
Rand Energy Group Inc. (5)	3,076,116	11.49%
Reg Technologies Inc. (6)	6,396,116	23.9%
Jennifer Lorette, Vice President and Director (7)	80,400	*
James Vandeberg, Chief Operating Officer, Chief Financial Officer and Director (8)	75,000	*
Brian Cherry	Nil	Nil
ALL OFFICERS & DIRECTORS AS A GROUP (9) (four Individuals)	11,882,936	44.4%

(1) These individuals may be deemed to be our "parents or founders" as that term is defined in the Rules and Regulations promulgated under the Securities Act of 1933.

(2) Includes 3,076,116 shares registered in the name of Rand Energy Group Inc. See Note (5) below for an explanation of the beneficial ownership of Rand Energy Group Inc. Mr. Robertson disclaims beneficial ownership of these shares beyond the extent of his pecuniary interest. Mr. Robertson's address is the same as the Company's.

(3) Includes 2,747,720 shares registered in the name of Access Information Services, Ltd., a corporation controlled by the Robertson Family Trust. Mr. Robertson is one of three trustees of the Robertson Family Trust, which acts by the majority vote of the three trustees. Mr. Robertson disclaims beneficial ownership of the shares owned or controlled by the Robertson Family Trust. Mr. Robertson's address is the same as our address.

(4) Includes 2,429,800 shares registered in the name of Rainbow Network. Rainbow Network is a private Turks and Caicos Island company. Mr. Robertson is the President and director of Rainbow Network. Mr. Robertson disclaims beneficial ownership of the shares owned or controlled by the Rainbow Network. Mr. Robertson's address is the same as our address.

(5) Rand Energy Group Inc. is owned 51% by Reg Technologies Inc. and 49% by Rand Cam Engine Corp. Under Rule 13d-3 under the Securities Exchange Act of 1934, both Reg Technologies Inc. and Rand Cam Engine Corp. could be considered the beneficial owner of the 3,076,116 shares registered in the name of Rand Energy Group Inc.

Includes 3,320,000shares registered in the name of Reg Technologies Inc., a British Columbia corporation listed on the TSX Venture Exchange that has financed the research on the Rand Cam Engine since 1986. See Note (6) below for an explanation of the beneficial ownership of Reg Technologies Inc. Since October 1984 Mr. Robertson has been President and a Director of Reg Technologies Inc. SMR Investment Ltd., a British Columbia corporation, holds a controlling interest in Reg Technologies Inc. Since May 1977 Mr. Robertson has been President and a member of the Board of Directors of SMR Investments Ltd. Susanne M. Robertson, Mr. Robertson's wife, owns SMR Investment Ltd. Accordingly, beneficial ownership of the 3,320,000 shares registered in the name of Reg Technologies Inc. has been attributed to Mr. Robertson. We believe it would be misleading and not provide clear disclosure to list as beneficial owners in the table the other entities and persons discussed in this paragraph, although a strict reading of Rule 13d-3 under the Securities Exchange Act of 1934 might require each such entity and person to be listed in the beneficial ownership table.

(6) Includes 3,076,116 common shares registered in the name of Rand Energy Group Inc. Reg Technologies Inc. is a British Columbia corporation listed on the TSX Venture Exchange that has financed the research on the Rand Cam Engine since 1986. See Note (5) above for an explanation of the beneficial ownership of Reg Technologies Inc. Since October 1984 Mr. Robertson has been President and a Director of Reg Technologies Inc. SMR Investment Ltd., a British Columbia corporation, holds a controlling interest in Reg Technologies Inc. Since May 1977 Mr. Robertson has been President and a member of the Board of Directors of SMR Investments Ltd. Susanne M. Robertson, Mr. Robertson's wife, owns SMR Investment Ltd. Accordingly, beneficial ownership of the 3,320,000 shares registered in the name of Reg Technologies Inc. has been attributed to Mr. Robertson. We believe it would be misleading and not provide clear disclosure to list as beneficial owners in the table the other entities and persons discussed in this paragraph, although a strict reading of Rule 13d-3 under the Securities Exchange Act of 1934 might require each such entity and person to be listed in the beneficial ownership table.

Rand Energy Group Inc. is owned 51% by Reg Technologies Inc. and 49% by Rand Cam Engine Corp. Under Rule 13d-3 under the Securities Exchange Act of 1934, both Reg Technologies Inc. and Rand Cam Engine Corp. could be considered the beneficial owner of the 3,076,116 shares registered in the name of Rand Energy Group Inc.

[7] Includes rights to purchase, pursuant to stock options, 50,000, common shares. Ms. Lorette's address is the same as the Company's.

[8] Mr. Vandeberg's address is 601 Union Street, Suite 4500, Seattle, WA 98101.

[9] Includes common shares and stock options for Jennifer Lorette, James Vandeberg and John Robertson, exercisable within 60 days.

Information with Respect to Nominees

The following table lists the persons nominated by the Board of Directors for election as directors and also lists certain information with respect to those persons.

Nominee	Age	Since	Principal Occupation of Director	Ownership [1]	Ownership
John G. Robertson [1], [2], [3], [4], [5], [6]	66	July 1992	President and Chief Executive Officer	11,746,286	43.89%
Jennifer Lorette [1], [7]	34	January 2001	Vice President (since 1994)	80,400	*
James L. Vandeberg [1], [8]	63	November 1999; COO since November 1999; and CFO since January 9, 2006	Attorney	75,000	*

*Less than one percent of the issued and outstanding on April 2, 2007, which was 26,761,208.

[1]

The ownership includes the beneficial ownership of securities and the beneficial ownership of securities that can be acquired within 60 days from April 2, 2007 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from April 2, 2007, are exercised, for the purpose of computing percentage ownership.

[2]

John Robertson has been a director since July 1992. Includes 3,076,116 shares registered in the name of Rand Energy Group Inc. See Note (5) below for an explanation of the beneficial ownership of Rand Energy Group Inc. Mr. Robertson disclaims beneficial ownership of these shares beyond the extent of his pecuniary interest. Mr. Robertson's address is the same as the Company's.

[3]

Includes 2,747,720 shares registered in the name of Access Information Services, Ltd., a corporation controlled by the Robertson Family Trust. Mr. Robertson is one of three trustees of the Robertson Family Trust, which acts by the majority vote of the three trustees. Mr. Robertson disclaims beneficial ownership of the shares owned or controlled by the Robertson Family Trust. Mr. Robertson's address is the same as our address.

[4]

Includes 2,429,800 shares registered in the name of Rainbow Network. Rainbow Network is a private Turks and Caicos Island company. Mr. Robertson is the President and director of Rainbow Network. Mr. Robertson disclaims beneficial ownership of the shares owned or controlled by the Rainbow Network. Mr. Robertson's address is the same as our address.

[5]

Includes 3,320,000shares registered in the name of Reg Technologies Inc., a British Columbia corporation listed on the TSX Venture Exchange that has financed the research on the Rand Cam Engine since 1986. Since October 1984 Mr. Robertson has been President and a Director of Reg Technologies Inc. SMR Investment Ltd., a British Columbia corporation, holds a controlling interest in Reg Technologies Inc. Since May 1977 Mr. Robertson has been President and a member of the Board of Directors of SMR Investments Ltd. Susanne M. Robertson, Mr. Robertson's wife, owns SMR Investment Ltd. Accordingly, beneficial ownership of the 3,320,000 shares registered in the name of Reg Technologies Inc. has been attributed to Mr. Robertson. We believe it would be misleading and not provide clear disclosure to list as beneficial owners in the table the other entities and persons discussed in this paragraph, although a strict reading of Rule 13d-3 under the Securities Exchange Act of 1934 might require each such entity and person to be listed in the beneficial ownership table.

Rand Energy Group Inc. is owned 51% by Reg Technologies Inc. and 49% by Rand Cam Engine Corp. Under Rule 13d-3 under the Securities Exchange Act of 1934, both Reg Technologies Inc. and Rand Cam Engine Corp. could be considered the beneficial owner of 3,076,116 shares registered in the name of Rand Energy Group Inc.

[6]

Includes 3,076,116 common shares registered in the name of Rand Energy Group Inc. Reg Technologies Inc. is a British Columbia corporation listed on the TSX Venture Exchange that has financed the research on the Rand Cam Engine since 1986. Since October 1984 Mr. Robertson has been President and a Director of Reg Technologies Inc. SMR Investment Ltd., a British Columbia corporation, holds a controlling interest in Reg Technologies Inc. Since May 1977 Mr. Robertson has been President and a member of the Board of Directors of SMR Investments Ltd. Susanne M. Robertson, Mr. Robertson's wife, owns SMR Investment Ltd. Accordingly, beneficial ownership of the 3,320,000 shares registered in the name of Reg Technologies Inc. has been attributed to Mr. Robertson. We believe it would be misleading and not provide clear disclosure to list as beneficial owners in the table the other entities and persons discussed in this paragraph, although a strict reading of Rule 13d-3 under the Securities Exchange Act of 1934 might require each such entity and person to be listed in the beneficial ownership table.

Rand Energy Group Inc. is owned 51% by Reg Technologies Inc. and 49% by Rand Cam Engine Corp. Under Rule 13d-3 under the Securities Exchange Act of 1934, both Reg Technologies Inc. and Rand Cam Engine Corp. could be considered the beneficial owner of the 3,076,116 shares registered in the name of Rand Energy Group Inc.

[7]

Jennifer Lorette has been a director of the Company since January 2001. Includes rights to purchase, pursuant to stock options, 50,000, common shares. Ms. Lorette's address is the same as the Company's.

[8]	James Vandeberg was appointed to the Board of Directors in November 1999. Mr. Vandeberg’s address is 601 Union Street, Suite 4500, Seattle, WA 98101.

Background of Nominees

John G. Robertson - President, Principal Executive Officer and a Member of the Board of Directors
Mr. Robertson has been our Chairman, President and Chief Executive Officer since our formation. Since October 1984 Mr. Robertson has been President and a Director of Reg Technologies Inc., a British Columbia corporation listed on the TSX Venture Exchange that has financed the research on the Rand Cam Engine since 1986. REGI U.S. is controlled by Rand Energy Group, Inc., a British Columbia corporation of which Reg Technologies Inc. is the majority shareholder. REGI U.S. owns the U.S. rights to the Rand Cam (TM) technology and Rand Energy Group, Inc. owns the worldwide rights exclusive of the U.S. Mr. Robertson is President, Principal Executive Officer and a member of the Board of Directors of IAS Communications, Inc., an Oregon corporation traded on the OTC bulletin board, which is an oil and gas exploration company. Since June 1997 Mr. Robertson has been President, Principal Executive Officer and a Director of Information-Highway.com, Inc., a Florida corporation which is currently inactive, and its predecessor. He is also the President and Founder of Teryl Resources Corp., a public company trading on the TSX Venture Exchange involved in mining, and oil and gas exploration. He is also President of Linux Gold Corp., a public company trading on the OTC Bulletin Board. Since May 1977 Mr. Robertson has been President and a member of the

Board of Directors of SMR Investments Ltd., a British Columbia corporation engaged in the business of management and investment consulting.

James L. Vandeberg - Chief Operating Officer, Chief Financial Officer and a Member of the Board of Directors
Mr. Vandeberg became a Director of the Company in November 1998 and its Chief Operating Officer in August 1999. Mr. Vandeberg is an attorney in Seattle, Washington. He has served as our legal counsel since 1996. Mr. Vandeberg's practice focuses on the corporate finance area, with an emphasis on securities and acquisitions. Mr. Vandeberg was previously general counsel and secretary of two NYSE companies. He is a director of Information-Highway.com, Inc., a Florida corporation traded on the Pink Sheets. He has also been a director of IAS Communications Inc., an Oregon corporation traded on the OTC Bulletin Board since November 1999. Mr. Vandeberg is also a director of Reg Technologies Inc. which is traded on the OTC Bulletin Board and the TSX Venture Exchange. Mr. Vandeberg has also been a director of ASAP Show Inc. since May 2005. He is a member and former director of the American Society of Corporate Secretaries. He became a member of the Washington Bar Association in 1969 and of the California Bar Association in 1973. Mr. Vandeberg graduated cum laude from the University of Washington with a Bachelor of Arts degree in accounting in 1966, and from New York University School of Law in 1969, where he was a Root-Tilden Scholar.

Jennifer Lorette - Vice President and a Member of the Board of Directors
Ms. Lorette became a member of the board of directors in January 2001. She has been our Vice President since June 1994, and was also previously Chief Financial Officer. Since 2001 she has also been a director for Reg Technologies, Inc., a British Columbia corporation listed on the TSX Venture Exchange, and trading on the OTC Bulletin Board, that has financed the research on the Rand Cam Engine since 1986. REGI U.S. is controlled by Rand Energy Group, Inc., a British Columbia corporation of which Reg Technologies Inc. is the majority shareholder. Since February 1995 Ms. Lorette has been Secretary and a director of IAS Communications Inc., an Oregon corporation traded on the OTC bulletin board. Since June 1997 Ms. Lorette has been Executive Vice President and a Director of Information-Highway.com, Inc., a Florida corporation traded which is currently inactive, and its predecessor. Since November 2000 Ms. Lorette has also been a director of Linux Gold Corp. Since February 2001 Ms. Lorette has been a director of Teryl Resources Corp., a public company trading on the TSX Venture Exchange involved in mining, and oil and gas exploration.

Significant Employees

Brian Cherry - Mr. Cherry was Vice President and a Director of the Company since its inception in July 1992, until January 2001 when he left the Company to pursue personal interests. Mr. Cherry was appointed Vice President, Rand Cam™ Engine Technology Projects in June 2004.

Term of Office and Family Relationships

All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

To the best knowledge of the Officers and Directors of the Company, neither the Company nor any of its Officers, Directors or nominees are parties to any legal proceeding or litigation other than as described below. Further, the Officers and Directors know of no threatened or contemplated legal proceedings or litigation other than as described below. None of the Officers and Directors have been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Officers and Directors, no investigations of felonies, misfeasance in office or securities investigations are either pending or threatened at the present time.

EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table lists the Company's executive officers during fiscal year 2006:

Name	Positions with the Company	Age	Office Held Since
John G. Robertson	President and Chief Executive Officer	66	July 1992
James Vandeberg	Chief Operating Officer and Chief Financial Officer	63	Director since November 1999; and COO since August 1999; CFO since 2000
Brian Cherry	Vice President	67	Director from 1992 to 2001; Vice President from February 1994 to 2001; Vice President since June 2004.
Jennifer Lorette	Vice President and Secretary	34	Vice President since June 1994; CFO from June 1994 to 2000; Secretary since October, 1997.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. There is no family relationship between any of the officers and directors. Memberships on the Boards of other public companies are set out on pages 4 and 5 in the biographies of each of the nominee directors, and memberships on the Boards of other public companies for each of the executive officers who are not directors are set out below.

Background of Executive Officers

The biographies of Messrs. Robertson,Vandeberg and Cherry, and Ms. Lorette can be found on pages 4 and 5.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, other than Mr. Cherry, who furnished no Forms to the Company during the year, no officer, director or beneficial owner of more than ten percent of the Common Stock of the Company failed to file on a timely basis reports required to be filed by Section 16(a) of the Exchange Act during the most recent fiscal year.

Corporate Governance

The Board of Directors does not have any committees. Our Board of Directors has not adopted code of ethics that applies to our principal executive officer, principal financial officer. We believe that due to the small size of the Company and existing systems we have in place that there is no real benefit to having a formal code of ethics.

Board of Directors Meetings

The Company held no Board meetings during fiscal 2006. The Company acted by written consent on twenty-four (24) occasions adopted by all directors during the April 2006 fiscal year.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's most highly compensated executive officers who served as such at the end of the last fiscal year. No executive officer had an annual salary and bonus in excess of $100,000 during such year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
John G. Robertson President, Chief Executive Officer	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
James Vandeberg Chief Financial Officer	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
____________________

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended April 30, 2006 for the fair value of stock options granted to each of our named executive officers calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 2 of our financial statements and related notes. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our named executive officers. See the Outstanding Equity Awards at April 30, 2006 table below for more information on options held by the named executive officers.

A management fee of $2,500.00 per month is accrued for payment to Access Information Services, Inc., a corporation controlled by the Robertson Family Trust, the beneficiary of which is Kelly Wells, daughter of John G. Robertson.

The Company entered into an agreement with a professional law firm (the “Law Firm”) in which a partner of the firm is an Officer and Director of the Company. The Company agreed to pay a cash fee equal to 5% of any financings with parties introduced to the Company by the Law Firm. The Company also agreed to pay an equity fee equal to 5% of the equity issued by the Company to parties introduced by the Law Firm, in the form of options, warrants or common stock. During the year, fees in the aggregate of $12,201 for legal services were paid to the Law Firm.

The Company has no other agreement at this time, with any officer or director, regarding employment with the Company or compensation for services other than herein described. Compensation of officers and directors is determined by the Company’s Board of Directors and not subject to shareholder approval. The Company may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering its

Officers and Directors. At the present time, no such plans exist. No advances have been made or are contemplated by the Company to any of its Officers or Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information about outstanding equity awards held by our named executive officers as of April 30, 2006.

Option Awards (1)

Name	Number of Securities Underlying Unexercised Options granted (#) Exercisable	Number of Securities Underlying Unexercised Options granted (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration date
John Robertson	142,500	427,500	Nil	$0.20	March 15, 2007
Jennifer Lorette	37,500 12,500	37,500 37,500	Nil Nil	$0.20 $0.45	May 10, 2007 May 27, 2010
Brian Cherry	Nil	Nil	Nil	Nil	Nil
James L. Vandeberg	18,750	18,750	Nil	$0.20	November 29, 2006

(1) There were no Stock Awards awarded to the named executive officers. Accordingly, this disclosure has been omitted.

Compensation of Directors

During the most recently completed financial year, the Company paid no cash compensation (including salaries, fees, directors’ fees, commissions, bonuses paid for services rendered during the most recently completed fiscal year, bonuses paid during the most recently completed fiscal year for services rendered in a previous year, and any compensation other than bonuses earned during the most recently completed fiscal year the payment of which was deferred) to the Directors for services rendered.

Executive Officers of the Company, who also act as Directors of the Company, do not receive any additional compensation for services rendered in such capacity other than as paid by the Company to such Executive Officers in their capacity as Executive Officers (see “Compensation of Executive Officers”).

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of April 30, 2006.

Plan Category	Number of Shares To Be Issued Upon Exercise	Weighted Average Exercise Price (2)	Number of Securities Available for Issuance
2003 Stock Option Plan (1)	1,175,750	$0.43	1,324,250
1997 Performance Stock Plan (3)	Nil	Nil	2,500,000

(1)

The Company has a Stock Option Plan to issue up to 2,500,000 shares to certain key directors and employees, approved April 30, 1993 and amended December 5, 2000. Pursuant to the Plan, the Company has granted stock options to certain directors and employees.

(2)	The price reflects the weighted average exercise price of those options which are vested and exercisable.

(3)

The Company has allotted 2,500,000 shares to be issued pursuant to a Performance Stock Plan approved and registered on June 27, 1997, as to 1,000,000 shares and further registered an additional 1,500,000 shares on June 14, 2004. There are no Performance Shares currently granted pursuant to this plan.

Stock Option Plan

The Company adopted a Key Employees Incentive Stock Option Plan on April 30, 1993 and was subsequently amended as the Stock Option Plan (the “Plan”) on March 30, 1995 and effective November 1, 1996. On November 29, 1999, the Board of Directors, by unanimous consent, increased the maximum number of shares which may be optioned and sold pursuant to the Plan to key employees, officers, directors and consultants of the Company from 1,000,000 to 2,500,000 which increase was approved by the shareholders December 5, 2000. During the fiscal year, 700,000 options were granted under the Plan to certain employees and consultants in connection with normal employment and consulting practice, with the exercise price ranging from $0.45 per share to $2.20 per share. Also during the fiscal year, 350,000 options were cancelled and 645,000 options expired. Of the 1,175,750 options outstanding as of April 30, 2006, 682,500 are priced at $0.20 per option, 174,500 are priced at $0.25 per option, 150,000 are priced at $0.35 per option, 93,750 are priced at $0.45 per option and 75,000 are priced at $2.20 per option.

The Plan permits the grant of stock options to employees, officers, directors and consultants. There are approximately eleven (11) persons under the Plan. The purpose of the Plan is to attract the best available personnel to the Company and to give employees a greater personal stake in the success of the Company. The Plan is effective until November 1, 2009, as amended by the Board of directors on November 29, 1999. Stock options are granted at the discretion of the directors.

The terms of the Plan include the following information. The Plan is administered by the Board of Directors of the Company or a committee so designated by it comprised of three (3) Board members. Under the Plan, the option price for the common shares to be issued under the Plan will be determined by the Board except in the case of an Incentive Stock Option, as defined in the Plan, the price not less than the fair market value of the Company’s common shares on the date of grant of the stock option. If the optionee owns common shares representing more than 10% of the combined total voting power of all classes of shares of the Company (the “Shareholder-Optionee”), then the option price must be at least 110% of the fair market value of the common shares on the date of the grant. The term of the stock option granted under the Plan may not exceed 15 years from the date such option is granted, unless the optionee is a Shareholder-Employee, then the term of option may not exceed five years from the date of the grant. The market value of the securities underlying the options as at April 2, 2007 was $696,675.

All options granted by the Company have the following vesting schedule:

(i)	Up to 25% of the option may be exercised at any time during the term of the option, such initial exercise is referred to as the “First Exercise”.

(ii)	The second 25% of the option may be exercised at any time after 90 days from the date of First Exercise, such second exercise is referred to as the “Second Exercise”.

(iii)	The third 25% of the option may be exercised at any time after 90 days from the date of Second Exercise, such second exercise is referred to as the “Third Exercise”.

(iv)	The fourth and final 25% of the option may be exercised at any time after 90 days from the date of the Third Exercise.

There are Canadian and U.S. persons who have been granted options under the Plan. Each optionee has been advised to seek his or her own tax advice.

Option Grants in Last Fiscal Year (Individual Grants)

Name	Number of Securities Underlying Options granted (#)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/share)	Expiration date
John Robertson	570,000	74.0%	$0.20	March 15, 2007
Cindy Broad	25,000	3.25%	$0.45	May 27, 2010
Monique van Oord	50,000	6.5%	$0.45	May 27, 2010
Jennifer Lorette	50,000	6.5%	$0.45	May 27, 2010
Robert J. Walker	75,000	7.75%	$2.20	April 21, 2011

Performance Stock Plan

The Company adopted a Performance Stock Plan on June 24, 1997, as to 1,000,000 shares and amended the Performance Stock Plan on June 14, 2006 as to an additional 1,500,000 shares. The Performance Stock Plan authorizes the issuance of up to 2,500,000 shares of common stock of the Company to be issued to key employees, officers, directors and consultants of the Company. There were no shares issued pursuant to the Performance Stock Plan during the fiscal year.

Long Term Incentive Plan Awards

The Company does not have any Long Term Incentive Plans.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company does not have any employment contracts, termination of employment and change of control arrangements.

Certain Related Transactions and Legal Proceedings with Directors

Pursuant to an agreement dated August 1992 (the “August 1992 Agreement”), the Company issued 5,700,000 shares of its Common Stock at a deemed value of $0.01 per share to Rand Energy Group Inc. (“RAND”) in exchange for certain valuable rights, technology, information, and other tangible and intangible assets relating to the United States rights to the Rand Cam Engine (the “Original Engine”). RAND is 51% controlled by Reg Technologies, Inc., a publicly-held British Columbia corporation (“Reg Tech”). Reg Tech’s president is also the president of the Company and its Vice President is also a Director of the Company.

The Company also agreed to pay semiannually to RAND a royalty of 5% of any net profits to be derived by the Company from revenues received as a result of its license of the Original Engine.

Changes in Control

There are no arrangements known to the Company the operation of which may result in a change of control of the Company.

Communications with Directors

Our Board of Directors has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of our Board of

Directors by mail or electronically. To communicate with our Board of Directors, correspondence should be addressed to our Board of Directors or any such individual directors or group of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 240 – 11780 Hammersmith Way, Richmond, BC V7A 5E9. To communicate with any of our directors electronically, a shareholder should send an email to: info@regtech.com.

Board Members' Attendance at Annual Meetings

It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our previous annual meeting of shareholders, we had three directors, all of whom were in attendance.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS General

The Company’s Bylaws (“Bylaws”) provide that the number of directors must fall within a range of 2 to 9, the exact number to be determined by the shareholders. Directors are elected for a term of one year and until their successors have been elected and qualified. There are currently three (3) directors of the Company: John Robertson, James Vandeberg and Jennifer Lorette.

Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of Messrs. Robertson and Vandeberg and Ms. Lorette. Although it is anticipated that each nominee will be available to serve as a director, should a nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by our Board of Directors. Directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal.

REQUIRED VOTE AND BOARD RECOMMENDATION

Assuming a quorum is present at the Annual Meeting, the three nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no practical effect. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

PROPOSAL NO. 2 - APPROVAL OF AUDITOR

Relationship with Independent Auditor

On September 13, 2005, we appointed Smythe Ratcliffe LLP as the principal auditor of the Company, effective as of such date.

The Company does not expect a representative of Smythe Ratcliffe to be present at the Annual Meeting. However, Smythe Ratcliffe will have the opportunity to make a statement if it desires to do so.

The Board of Directors recommends that Smythe Ratcliffe LLP serve as auditor of the Company until the next Annual Meeting. Smythe Ratcliffe LLP, Chartered Accountants, performed the audit of the consolidated financial statements for the Company for the year ended April 30, 2006.

Additional Audit Information

The following table discloses accounting fees and services of the Registrant:

	2006	2005
Type of Services Rendered	Fiscal Year	Fiscal Year
	(CAD$)	(CAD$)
(a) Audit Fees	$10,000	$10,900
(b) Audit-Related Fees	Nil	Nil
(eg. review of Forms 10-QSB)
(c) Tax Fees	Nil	Nil
(d) All Other Fees	Nil	Nil

Votes will be counted respecting proxies received or shareholders present at the meeting only. Abstentions and brokers’ non-votes will not be counted.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3 – INCREASE OF AUTHORIZED CAPITAL

Our Board of Directors has adopted and recommended that our shareholders approve an amendment to our Articles of Incorporation (the "Articles"), to increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares pursuant to the Articles of Amendment to Articles of Incorporation.

If adopted, the amendment would become effective upon the filing of the Articles of Amendment with the Oregon Secretary of State, which would occur as soon as practicable following the Annual Meeting. The additional authorized shares of common stock would be available for future issuance from time to time as our Board of Directors may determine.

Under the Company’s Articles of Incorporation, we have authorized 50,000,000 shares of common stock with no par value. On March 9, 2007, the Board of Directors approved a resolution to amend the Articles, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance to 100,000,000 shares of common stock.

As of the record date, we had 26,761,208 shares of common stock outstanding. The balance of our authorized but unissued shares are reserved for issuance under our Stock Option Plan, as amended, as to 663,650 options, and the exercise of up to 750,000 warrants.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to the Articles of Incorporation is to authorize additional shares of common stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, to raise additional capital through the sale of equity securities, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law, like a merger or share exchange.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Equity Line of Credit

On November 17, 2006, we completed a transaction with Dresden Investments Ltd. (“Dresden” or “investor”) pursuant to which Dresden agreed purchase up to $10,000,000 of the Company’s common stock over a term of 36 months at the Company’s discretion. Each purchase will be for a minimum of $150,000 and up to a maximum of the lessor of: $750,000, or 200% of the average weighted volume for the Company’s common stock for the 20 trading days prior to the date of purchase. Each purchase will be at a 15% discount to the market price of the Company’s common stock over the 10 trading days prior to the purchase.

In connection with the equity line of credit, the Company issued to the investor a warrant (“Investor warrant”) to purchase 1,000,000 shares of the Company’s common stock at $1.30 per share (the “Exercise Price”) for 5 years, and to an agent a warrant (”Placement warrant”) to purchase 640,000 shares of the Company’s common stock at $1.30 per share for 5 years. If the Company fails to register the shares issuable upon the exercise of the Investor or Placement warrant, the holder is entitled to exercise the warrant and receive, for no consideration, a certificate equal to the number of shares obtained by subtracting the Exercise Price of the warrant for the volume weighted average price on the trading day immediately preceding the date of such election and multiplying that amount by the number of shares issuable upon the exercise of the warrant.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective February 9, 2007, to register shares of common stock potentially issuable under this equity line of credit (6,160,000 shares) and the related warrants (1,640,000 shares). Pursuant to the agreement, if the Company issues any common stock, or rights to acquire common stock at a price less than the Exercise Price, the Exercise Price will be adjusted to the lower price. In addition, the number of shares issuable will be increased such that the aggregate exercise price after adjustment is equal to the aggregate exercise price prior to adjustment.

Subsequent to the issuance of the warrant, the Company completed an equity financing at $1.00 per share. The issuance of the Company’s common shares lowered the Exercise Price of the Investor warrants to $1.00 and increased the number of shares issuable upon exercise of the warrant to 2,132,000 shares. The Company recognized the change in fair value of the warrants of $222,681 as share issuance costs.

The following table illustrates the effect of the increase in the number of authorized shares of our common stock after we reserve for issuance all of the shares of common stock required to be reserved by the amended and restated purchase agreement described below.

	Before the Amendment	After the Amendment
Authorized	50,000,000	100,000,000
Outstanding	26,761,208	26,761,208
Reserved	9,102,667	9,102,667
Available for Future Issuance	14,136,125	64,136,125

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management. The Board has no plans to implement additional anti-takeover measures. Also there are no provisions in the Company’s Articles of Incorporation, By-laws or other agreements which have material anti-takeover effects.

The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the Articles. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

Approval of the amendment of the articles must be approved by the vote of two-thirds of the outstanding shares on the record date.

The Board of Directors recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4 – AMENDMENT OF ARTICLES – REDUCTION OF PASSING VOTE

Under Article XI of the Company’s Articles of Incorporation, our Articles may be amended upon a vote of at least two-thirds of the shares outstanding, and entitled to vote at a special meeting of the shareholders of the Company. On March 9, 2007, the Board of Directors approved a resolution to amend the Articles, subject to shareholder approval, to reduce the number of shares of outstanding common stock held by shareholders required to amend the articles from two-thirds to a majority.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to the Articles of Incorporation is to reduce the number of shares held by shareholders to amend the Articles of Incorporation. As a widely-held public company, it may be difficult to receive proxies or responses from for two-thirds of the outstanding shares of the Company.

Approval of the amendment of the articles must be approved by the vote of two-thirds of the outstanding shares on the record date.

The Board of Directors recommends a vote FOR Proposal No. 4.

OTHER MATTERS

Transfer Agent

The Nevada Agency and Trust Company, located at 50 West Liberty Street, Suite 880, Reno, Nevada, USA, phone (775) 322-0626, fax (775) 322-5623 is the transfer agent for the Company’s common shares.

Annual Report

A copy of our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2006 accompanies this Proxy Statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

Stockholder Proposals

Stockholder proposals to be included in the Company’s Proxy Statement and Proxy for its 2007 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Company no later than August 30, 2007.

Additional Information

Each shareholder has received the Company’s Annual Report containing the Company’s 2006 audited financial statements, including the report of its independent chartered accountants. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company’s 2006 Form 10-KSB as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Shareholders should direct any request to the Company, #240 – 11780 Hammersmith Way, Richmond, British Columbia, Canada, V7A 5E9, Attention: Jennifer Lorette, Vice President.

Action on Other Matters

The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

At the Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

REGI U.S., INC.

By Order of the Board of Directors

	/s/	John G. Robertson
John G. Robertson
President
Richmond, British Columbia
April 19, 2007

Proxy

ANNUAL AND SPECIAL
MEETING OF SHAREHOLDERS OF
REGI U.S., INC.

I/WE, the undersigned shareholder of REGI U.S., INC. (the "Company"), hereby nominate, constitute and appoint John Robertson, the President and a Director of the Company, or failing him, ___________________________ (with full power to act alone), as my true and lawful attorney, with full power of substitution, to vote for me and in my name, place and stead all of the stock of the Company standing in my name and on its books on April 2, 2007 (the “Record Date”), at the Annual and Special Meeting of Shareholders to be held at The River Club, 11111 Riverside Drive, Richmond, British Columbia at 11:00 a.m., on May 24, 2007, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED "FOR" THE INDIVIDUALS AND THE PROPOSITIONS LISTED BELOW UNLESS THE SHAREHOLDER, BY SO SIGNIFYING IN THE SPACES PROVIDED BELOW, WITHHOLDS AUTHORITY TO VOTE FOR THEM OR VOTES AGAINST SAID PROPOSITION.

THIS PROXY, WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, 2 and 3 AND FOR THE PROPOSALS 4, 5, 6 and 7.

SECURITYHOLDER SIGN HERE: ____________________________________________

DATE SIGNED: __________________________________________________________

THIS FORM MUST BE SIGNED AND DATED ABOVE.

SEE IMPORTANT VOTING INSTRUCTIONS ON REVERSE.

Resolutions
(For full details of each resolution, please see the enclosed Proxy Statement)

	For	Against	Withhold
1. To elect as Director, John Robertson		N/A
2. To elect as Director, Jennifer Lorette		N/A
3. To elect as Director, James Vandeberg		N/A
4. Appointment of Smythe Ratcliffe LLP Chartered Accountants as auditors of the Company
5. To amend the Articles of Incorporation to increase the authorized capital of the Company to 100,000,000 common shares
6. To amend the Articles of Incorporation to reduce the number of shares to be voted to approve an amendment to the articles of incorporation
7. To grant the proxyholder authority to vote at his/her discretion on any other business or amendment or variation to the previous resolutions

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. WE URGE YOU TO SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE TO NEVADA AGENCY & TRUST COMPANY, 50 WEST LIBERTY STREET, SUITE 880, RENO, NV. 89501 -WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. YOU MAY ALSO FAX TO NEVADA AGENCY & TRUST CO AT (775) 322-5623 .

NOTES TO FORM OF PROXY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING ON ANY POLL AS REQUESTED BY A SHAREHOLDER OR PROXY¬HOLDER (PROVIDED THE INSTRUC¬TIONS ARE CERTAIN). IF THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO ANY OF THE ITEMS ABOVE BY MARKING AN “X” IN THE SPACE PROVIDED FOR THAT PURPOSE THE SHARES WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH THAT CHOICE. (IN THE ABSENCE OF INSTRUCTIONS MADE ON A FORM OF PROXY, IT IS THE INTENTION OF THE MANAGEMENT DESIGNEE, IF NAMED AS PROXY, TO VOTE FOR THE APPROVAL OF ALL OF THE MATTERS REFERRED TO IN THE NOTICE OF MEETING.)

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIA¬TIONS OF THE MATTERS IDENTIFIED IN THE NOTICE OF MEET¬ING AND WITH RESPECT TO OTHER MATTERS WHICH MIGHT PROPERLY COME BEFORE THE MEETING.

A Shareholder has the right to designate a person (who need not be a Shareholder of the Com¬pany), other than directors, officers of the Company and the management designee, to attend and act for him at the Meeting. Such right may be exercised by inserting in the blank space provided in the Form of Proxy, the name of the person to be designated and deleting therefrom, the names of the management designee or by completing another proper form of proxy and delivering same to the office of the Transfer Agent of the Company, Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, NV, 89501 – no later than forty-eight (48) hours (excluding Saturdays, Sundays, and holidays) before the time set for the Meeting or any adjournment thereof.

The Form of Proxy, to be valid, must be signed by the Shareholder or by his attorney duly authorized in writing, or, if the Shareholder is a corporation, the Form of Proxy shall be executed by an officer of such corporation or by an attorney duly authorized in writing. If the Form of Proxy is executed by an attorney for an individual shareholder or by an officer or attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the Form of Proxy.

A proxy to be effective must be deposited at the office of the Transfer Agent of the Company, no later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time set for the Meeting or any ad¬journment thereof.